Exhibit 5.2

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax
andrewskurth.com
February 26, 2009
Board of Directors
Weatherford International Ltd.
 (a Bermuda exempted company)
Weatherford International Ltd.
 (a Swiss joint-stock corporation)
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027-3415
Gentlemen:
     We have acted as special counsel to Weatherford International Ltd., a Bermuda exempted company (the “Issuer”), its wholly owned indirect subsidiary, Weatherford International, Inc., a Delaware corporation (the “Guarantor”), and the Issuer’s parent, Weatherford International Ltd., a Swiss joint-stock corporation (“SwissCo” and together with the Issuer and the Guarantor, the “Obligors”), in connection with the full and unconditional guarantee (the “New Guarantee”) by SwissCo in the form included in the Base Indenture (as defined below) of the following notes of the Issuer (collectively, the “Notes”): (i) $1,000,000,000 principal amount of 9.625% Senior Notes due 2019 and (ii) $250,000,000 principal amount of 9.875% Senior Notes due 2039. The Notes were issued under the Indenture, dated as of October 1, 2003, by and among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture”), as supplemented by (a) a Second Supplemental Indenture, dated as of January 8, 2009 and (b) a Third Supplemental Indenture, dated as of February 26, 2009 (the “Third Supplemental Indenture” and together with the document in clause (a) and the Base Indenture, the “Indenture”). The Notes were previously fully and unconditionally guaranteed (the “Original Guarantees”) by the Guarantor in the form of the guarantee included in the Base Indenture.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the Registration Statement on Form S-3 (File No. 333-135244), as amended by post-effective Amendment No. 1 thereto, including the form of base prospectus included therein and the documents incorporated by reference therein (as amended to date, the “Registration Statement”);
     (ii) the Indenture;
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Board of Directors
Weatherford International Ltd.
 (a Bermuda exempted company)
Weatherford International Ltd.
 (a Swiss joint-stock corporation)
Weatherford International, Inc.
February 26, 2009

     (iii) the New Guarantee;
     (iv) the Form T-1 of the Trustee, filed on January 5, 2009 with the Commission by the Issuer; and
     (v) the form of the Notes included in the Indenture.
     We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such records of the Obligors and such other agreements, certificates of public officials, certificates of officers and other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
     In rendering the opinion expressed below, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of the signatures on all documents that we have examined, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to SwissCo, the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Obligors and others.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Third Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Obligors and the Trustee in accordance with the terms of the Base Indenture and the Third Supplemental Indenture, the New Guarantee will constitute a valid and binding obligation of SwissCo, enforceable against SwissCo in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to, fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive

Board of Directors
Weatherford International Ltd.
 (a Bermuda exempted company)
Weatherford International Ltd.
 (a Swiss joint-stock corporation)
Weatherford International, Inc.
February 26, 2009

relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.
     In rendering the opinion set forth above, we have assumed, without independent investigation, that (a) the execution and delivery by the Issuer of the Indenture and the Notes, (b) the execution and delivery by SwissCo of the Third Supplemental Indenture and the notations on the Notes relating to the New Guarantee and (c) the performance by each of the Obligors of its respective obligations under the Indenture, the Notes, the Original Guarantees and the New Guarantee, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Obligor or its properties is subject and (b) each of the Obligors is validly existing and in good standing under the laws of its jurisdiction of formation and has complied with all aspects of such laws in connection with the issuance of the Notes and the related transactions. In addition, our opinion set forth above as to SwissCo is subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.
     We express no opinion other than as to the applicable laws of the United States of America to the extent specifically referred to herein and the applicable laws of the State of New York. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, the Notes and the New Guarantee, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the general rules and regulations promulgated under the Act.

Very truly yours,

/s/ ANDREWS KURTH LLP